UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2007

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On October 17, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Actuant Corporation (the “Company”) established the following management fiscal 2008 annual cash incentive plan:

Similar to fiscal 2007, the fiscal 2008 annual cash incentive plan is based on year-over-year improvement in Combined Management Measure (CMM), low cost country sourcing efforts and sales growth. The fiscal 2008 annual cash incentive plan for corporate executives (Arzbaecher, Boel, Goldstein and Lampereur) will be based on year-over-year improvement in Actuant’s Consolidated CMM (80%), low cost country sourcing efforts (10%) and sales growth (10%). The fiscal 2008 annual cash incentive plan for segment leaders (Blackmore) will be based on year-over-year improvement in segment CMM (60%), year-over-year improvement in Actuant’s consolidated CMM (20%), segment low cost country sourcing efforts (10%) and segment sales growth (10%).

Supporting Definitions:

Consolidated CMM = Net earnings before interest, taxes, and amortization less asset carrying charge of 20% of net debt, shareholders’ equity and accumulated amortization of intangible assets.

Segment CMM = Operating Profit (before amortization) less asset carrying charge of 20% of Net Assets Employed.

Net Assets Employed = Net accounts receivable + net inventory + prepaid assets + net fixed assets + other long-term assets (excluding intangible assets)- accounts payable – accrued current liabilities.

Annual Cash Incentive Targets:

Actual cash incentive payments can range from 0% to 250% of the target incentive based on actual performance. The following table sets forth the annual cash incentive opportunities for the Named Executive Officers for fiscal 2008:

Name	Functional Area	Threshold	Target	Maximum

Robert C. Arzbaecher	Chief Executive Officer	$-0-	$850,000	$2,125,000
William S. Blackmore	Executive VP- Actuation Systems and Engineered Products Segments	$-0-	$220,000	$550,000
Gustav H.P. Boel	Executive Vice President	$-0-	$139,500	$348,750
Mark E. Goldstein	Executive VP & COO	$-0-	$367,500	$918,750
Andrew G. Lampereur	Executive VP & CFO	$-0-	$246,000	$615,000

The Company will provide additional information regarding compensation of its named executive officers in its Proxy Statement for the Annual Meeting of Shareholders to be held on January 15, 2008. The Proxy Statement is expected to be filed in December 2007.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On October 18, 2007, the Board of Directors of the Company adopted amendments to Articles III and V of the Company’s Bylaws. A copy of the Bylaws of the Company, as amended to date, is filed as Exhibit 3.1 and incorporated herein by reference.

The amendment to Section 3.06 of Article III of the Bylaws provides that notice to directors of any special meeting of the Board or of any special meeting of a committee of the Board may be given by electronic transmission, and further provides that notice to directors by mail shall be given at least 72 hours prior to the meeting. Section 3.06 had previously required that notice by mail be given at least five days prior to the meeting.

The amendments to Sections 5.01, 5.03, 5.04, and 5.05 of Article V of the Bylaws provide for the issuance and transfer of uncertificated shares. The amendments enable the Company to participate in the Direct Registration System (the “DRS”), as required by rules recently adopted by the New York Stock Exchange. The DRS allows investors to have securities registered in their names without the issuance of physical certificates and further allows investors to transfer securities electronically to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The amendments took effect upon adoption by the Board of Directors.

Item 8.01 Other Events.

On October 18, 2007, the Company’s Board of Directors approved a two-for-one split of its class A common stock payable on November 8, 2007 to shareholders of record on October 29, 2007. The stock split will be in the form of a stock dividend.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
3.1	Bylaws of Actuant Corporation, as amended to date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION (Registrant)

Date: October 22, 2007	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer